UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2009

ZOLL MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-20225	04-2711626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824

(Address of Principal Executive Offices) (Zip Code)

(978) 421-9655

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2009, the Board of Directors of ZOLL Medical Corporation (the “Company”) approved a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated By-Laws, which Certificate of Amendment became effective immediately. The Certificate of Amendment (i) clarifies that the advance notice By-Law provisions apply to all stockholder proposals and nominations, (ii) includes a requirement that a stockholder that submits notice of business to be brought before an annual meeting of stockholders must update and supplement the notice, if necessary, so that the required information is true and correct as of the record date for such annual meeting as well as 10 business days prior to such annual meeting and (iii) includes a requirement that the stockholder or a qualified representative of the stockholder that intends to present business at an annual meeting of stockholders appear at such annual meeting to present any such business. The full text of the Certificate of Amendment is attached hereto as Exhibit 3.1.

The description of the changes to the Company’s Amended and Restated By-Laws contained in the Certificate of Amendment is qualified in its entirety by reference to the copy of the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: April 22, 2009	By:	/s/ Richard A. Packer
Richard A. Packer
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated By-Laws

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